Exhibit 99.1

Intermex Reports Third-Quarter Results
Company continues to generate strong earnings and margins, announces process to assess strategic alternatives.

Company to Host Conference Call Today at 9 a.m. ET

MIAMI, (November 8, 2024) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), one of the nation’s leading omnichannel money transfer services to Latin America and the Caribbean, today reported strong operating results for the third quarter of 2024.

Financial performance highlights for the third quarter of 2024 compared with the same period last year are:
•Revenues of $171.9 million, a decrease of 0.3%.
•Net income of $17.3 million, an increase of 16.9%.
•Diluted EPS of $0.53 per share, an increase of 29.3%.
•Adjusted Diluted EPS of $0.61 per share, an increase of 19.6%.
•Adjusted EBITDA of $33.9 million, an increase of 6.9%.

Bob Lisy, Chairman, President, and CEO of Intermex, stated “We have delivered another strong quarter of operating results for the Company and for our shareholders. We continue to see excellent growth and profitability in our digital business, and we have leaned heavily on our DNA of efficiency to successfully navigate the retail remittance dynamic to Latin America. Net income increased by 16.9%, Adjusted EBITDA is up almost 7% from last year, and diluted EPS and adjusted diluted EPS were both up sharply at 29.3% and 19.6% year over year.

While we are confident that our differentiated, omnichannel strategy, is the right path forward for the Company, the Board of Directors along with the management team firmly believe that our current market valuation does not fully capture the Company's performance, superior positive cash, intrinsic value or growth potential. We are committed to acting in the best interest of our shareholders, and to this end, we are initiating a process to assess strategic initiatives, which could include among others, a potential sale in a private transaction. The Company has retained FTP Securities LLC as its financial advisor in this process.”

There is no set timetable for the Board of Directors to review alternatives, and there can be no assurance that the exploration of strategic alternatives will result in any transaction or other action or change in the Company’s business plans. Any potential transaction or other strategic alternative would be dependent on a number of factors that may be beyond the Company’s control. The Company does not intend to discuss or disclose further developments unless and until the Board of Directors approves a specific action or otherwise concludes the review of strategic alternatives.

Third Quarter 2024 Financial Results (all comparisons are to the Third Quarter 2023)
Total revenues for the Company were $171.9 million, down 0.3% versus last year due to slowing of the overall remittance market growth to Latin America - especially in retail. Revenue was positively impacted by 76.0% growth in revenues for digitally-sent money transfers and a 5.0% increase in unique, active customers to 4.2 million. The Company's user base generated 15.2 million money transfer transactions, down 0.9% from a year ago. The total principal amount transferred for the period was $6.4 billion.

Net income was $17.3 million, an increase of 16.9%. Diluted earnings per share were $0.53, an increase of 29.3%. The increase in Net Income was positively impacted by lower services charges from agent and banks and much lower restructuring charges, as the first phase of the La Nacional restructuring was initiated in the third quarter of 2023. Lower selling, general and administrative expenses also positively impacted net income versus 2023. Diluted earnings per share reflects the effect of higher net income and the reduction in share count as a result of the Company's stock repurchases.

Adjusted net income increased 7.6% to $19.8 million, and adjusted diluted earnings per share was $0.61, an increase of 19.6%. Adjusted net income and adjusted diluted EPS were impacted by the items noted above in net income, adjusted for certain items detailed in the reconciliation table below. Adjusted EPS also benefited from a lower share count as a result of the Company's stock repurchases.

Adjusted EBITDA increased 6.9% to $33.9 million, driven primarily by business operating results discussed above.

Adjusted and other non-GAAP measures discussed above and elsewhere in this press release are defined below under the heading, Non-GAAP Measures.

Year-to-Date Financial Results for 2024 (all comparisons are to the first nine months of 2023)
Revenues increased by 1.4% to $493.9 million. Driving that growth was a 4.5% increase in revenue from net foreign exchange gain combined with a 46.9% increase in other income primarily related to fees generated by our Company-operated stores. Principal amount from remittance activity decreased slightly by approximately 0.2% to $18.3 billion.

The Company reported net income of $43.4 million, an increase of 3.3%. Diluted earnings per share were $1.30, an increase of 14.0%, attributable to the year-to-date effects of some of the same items noted above for the third quarter of 2024.

Adjusted net income totaled $52.6 million, an increase of 3.1%. Adjusted diluted earnings per share totaled $1.58, an increase of 13.7%, attributable to the same items noted above for the third quarter of 2024.

Adjusted EBITDA increased 4.2% to $90.3 million, attributable to the same items noted above for the third quarter of 2024 and the higher net effect of the adjusting items detailed in the reconciliation table below following the unaudited condensed consolidated financial statements.

Other Items
The Company ended the third quarter of 2024 with $156.6 million in cash and cash equivalents. Net Free Cash Generated for the third quarter of 2024 was $16.9 million, slightly down from the third quarter of 2023. Year-over-year Net Free Cash Generated reflects the impact from the July acquisition of a money service entity in the United Kingdom.
The Company repurchased 1,093,372 shares of its common stock for $20.3 million during the third quarter of 2024 through its underlying share repurchase program. During the first nine months of 2024, the Company purchased 2,739,499 shares for $54.9 million.

In the nine months ended September 30, 2024, the Company incurred restructuring costs of approximately $2.7 million. The charges were primarily related to the Company's foreign operations and constituted reorganizing the workforce, streamlining operational processes, and integrating technology functionality. On completion, the Company expects these actions to generate over $2.0 million in recurring annualized savings starting in 2025.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Net Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Furthermore, we believe they are helpful in highlighting trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of intangible assets resulting from business acquisition transactions, non-cash compensation costs, and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share – Basic and Diluted is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Net Free Cash Generated is defined as Net Income before provision for credit losses and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs, and reduced by cash used in investing activities and servicing of our debt obligations.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated are non-GAAP financial measures and should not be considered as an alternative to operating income, net income, net income margin or earnings per share, as a measure of operating performance or cash flows, or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income, Adjusted EBITDA, and Net Free Cash Generated, as well as a reconciliation of Earnings per Share to Adjusted Earnings per Share and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the condensed consolidated financial statements.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 9:00 a.m. Eastern Time today. Interested parties are invited to join the discussion and gain firsthand knowledge about Intermex's financial performance and operational achievements through the following channels:

•A live broadcast of the conference call may be accessed via the Investor Relations section of Intermex’s website at https://investors.intermexonline.com/.
•To participate in the live conference call via telephone, please register HERE. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
•Following the conference call, an archived webcast of the call will be available for one year on Intermex’s website at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views concerning certain events that are not historical facts but could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, projected results of operations, restructuring initiatives and expectations for the Company. Such forward-looking statements include all statements regarding the Board’s evaluation of strategic alternatives, including exploring options for a potential sale in a private transaction. These statements may include and be identified by words or phrases such as, without limitation, “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook,” “currently,” “target,” “guidance,” and similar expressions (including the negative and plural forms of such words and phrases). These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, projections about our business and our industry, and macroeconomic conditions, and are subject to various risks, uncertainties, estimates, contingencies, and other factors, many of which are outside our control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows, and liquidity. Such factors include, among others: risks and uncertainties as to the outcome and timing of the Board’s strategic alternative evaluation process, which may be suspended or modified at any time; the possibility that the Board may decide not to undertake a strategic alternative following the evaluation process; the Company’s inability to consummate any proposed strategic alternative resulting from the review due to, among other things, market, regulatory and other factors; the potential for disruption to our business resulting from the review process; potential adverse effects on the Company’s stock price from the announcement, suspension or consummation of the evaluation process and the results thereof; changes in applicable laws or regulations; factors relating to our business, operations and financial performance, including: loss of, or reduction in business with, key sending agents; our ability to effectively compete in the markets in which we operate; economic factors such as inflation, the level of economic activity, recession risks and labor market conditions, as well as volatility in market interest rates; international political factors, including ongoing hostilities in Ukraine and the Middle East, political instability, tariffs, border taxes or restrictions on remittances or transfers from the outbound countries in which we operate or plan to operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; public health conditions, responses thereto and the economic and market effects thereof; consumer confidence in our brands and in consumer money transfers generally; expansion into new geographic markets or product markets; our ability to successfully execute, manage, integrate and obtain the anticipated financial benefits of key acquisitions and mergers; new technology or competitors that disrupt the current money transfer and payment ecosystem, including the introduction of new digital platforms; our success in developing, introducing and expanding customer acceptance of new products, digital services and infrastructure; the ability of our risk management and compliance policies, procedures and systems to mitigate risk related to transaction monitoring; consumer fraud and other risks relating to the authenticity of customers’ orders or the improper or illegal use of our services by consumers or sending agents; cybersecurity-attacks or disruptions to our information technology, computer network systems, data centers and mobile devices apps; our ability to maintain favorable banking and paying agent relationships necessary to conduct our business; bank failures, sustained financial illiquidity, or illiquidity at the clearing, cash management or custodial financial institutions with which we do business; changes to banking industry regulation and practice; credit risks from our agents and the financial institutions with which we do business; our ability to recruit and retain key personnel; our ability to maintain compliance with applicable laws and regulatory requirements, including those intended to prevent use of our money remittance services for criminal activity, those related to data and cyber-security protection, and those related to new business initiatives; enforcement actions and private litigation under regulations applicable to the money remittance services; changes in immigration laws and their enforcement; changes in tax laws in the countries in which we operate; our ability to protect intellectual property rights; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; our use of third-party vendors and service providers; weakness in U.S. or international economic conditions; and other economic, business, and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and other sections of periodic reports and other filings that we file with the Securities and Exchange Commission. Accordingly, we caution investors and all others not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made and we undertake no obligation to update any of the forward-looking statements.

About International Money Express, Inc.
Founded in 1994, Intermex applies proprietary technology enabling consumers to send money from the United States, Canada, Spain, Italy, the United Kingdom and Germany to more than 60 countries. The Company provides the digital movement of money through a network of agent retailers in the United States, Canada, Spain, Italy, the United Kingdom and Germany; Company-operated stores; our mobile app; and the Company’s websites. Transactions are fulfilled and paid through thousands of retail and bank locations around the world. Intermex is headquartered in Miami, Florida, with international offices in Puebla, Mexico, Guatemala City, Guatemala, London, England, and Madrid, Spain. For more information about Intermex, please visit www.intermexonline.com.

Alex Sadowski
Investor Relations Coordinator
ir@intermexusa.com
tel. 305-671-8000

Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands of dollars)	2024	2023
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$156,611	$239,203
Accounts receivable, net	126,296	155,237
Prepaid wires, net	32,103	28,366
Prepaid expenses and other current assets	10,831	10,068
Total current assets	325,841	432,874

Property and equipment, net	49,497	31,656
Goodwill	55,195	53,986
Intangible assets, net	15,677	18,143
Deferred tax asset, net	451	—
Other assets	34,262	40,153
Total assets	$480,923	$576,812

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$—	$7,163
Accounts payable	29,618	36,507
Wire transfers and money orders payable, net	105,719	125,042
Accrued and other liabilities	45,553	54,661
Total current liabilities	180,890	223,373

Long-term liabilities:
Debt, net	138,228	181,073
Lease liabilities, net	19,960	22,670
Deferred tax liability, net	—	659
Total long-term liabilities	158,188	204,402

Stockholders' equity:
Total stockholders' equity	141,845	149,037
Total liabilities and stockholders' equity	$480,923	$576,812

Condensed Consolidated Statements of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars, except for per share data)	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Revenues:
Wire transfer and money order fees, net	$144,600	$147,387	$417,358	$416,355
Foreign exchange gain, net	23,954	22,688	67,100	64,239
Other income	3,393	2,362	9,432	6,358
Total revenues	171,947	172,437	493,890	486,952

Operating expenses:
Service charges from agents and banks	111,348	112,871	322,651	319,983
Salaries and benefits	17,238	17,789	52,237	51,597
Other selling, general and administrative expenses	12,127	12,908	35,968	36,883
Restructuring costs	27	1,145	2,738	1,145
Depreciation and amortization	3,382	3,472	9,981	9,511
Total operating expenses	144,122	148,185	423,575	419,119

Operating income	27,825	24,252	70,315	67,833

Interest expense	3,200	2,801	8,997	7,643

Income before income taxes	24,625	21,451	61,318	60,190

Income tax provision	7,328	6,619	17,882	18,174

Net income	$17,297	$14,832	$43,436	$42,016

Earnings per common share:
Basic	$0.53	$0.42	$1.32	$1.17
Diluted	$0.53	$0.41	$1.30	$1.14

Weighted-average common shares outstanding:
Basic	32,366,831	35,320,809	32,911,742	35,930,234
Diluted	32,732,465	36,082,163	33,335,363	36,767,680

Reconciliation from Net Income to Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars, except for per share data)	2024	2023	2024	2023
	(Unaudited)		(Unaudited)

Net income	$17,297	$14,832	$43,436	$42,016

Adjusted for:
Share-based compensation (a)	2,312	2,274	6,857	6,217
Restructuring costs (b)	27	1,145	2,738	1,145
Transaction costs (c)	50	13	86	411
Legal contingency settlement (d)	—	—	(570)	—
Other charges and expenses (e)	276	535	931	1,556
Amortization of intangibles (f)	959	1,228	2,894	3,562
Income tax benefit related to adjustments (g)	(1,078)	(1,602)	(3,773)	(3,892)
Adjusted net income	$19,843	$18,425	$52,599	$51,015

Adjusted earnings per common share:
Basic	$0.61	$0.52	$1.60	$1.42
Diluted	$0.61	$0.51	$1.58	$1.39
(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of assets and, legal and professional fees related to the execution of restructuring plans.
(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions.
(d) Represents a gain contingency related to a legal settlement.
(e) Represents primarily loss on disposal of fixed assets.
(f) Represents the amortization of intangible assets that resulted from business acquisition transactions.
(g) Represents the current and deferred tax impact of the taxable adjustments to Net Income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to Net Income.

Reconciliation from GAAP Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
GAAP Basic Earnings per Share	$0.53	$0.42	$1.32	$1.17
Adjusted for:
Share-based compensation	0.07	0.06	0.21	0.17
Restructuring costs	NM	0.03	0.08	0.03
Transaction costs	NM	—	NM	0.01
Legal contingency settlement	—	—	(0.02)	—
Other charges and expenses	0.01	0.02	0.03	0.04
Amortization of intangibles	0.03	0.03	0.09	0.10
Income tax benefit related to adjustments	(0.03)	(0.05)	(0.11)	(0.11)
Non-GAAP Adjusted Basic Earnings per Share	$0.61	$0.52	$1.60	$1.42
NM—Amount is not meaningful
The table above may contain slight summation differences due to rounding

Reconciliation from GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
GAAP Diluted Earnings per Share	$0.53	$0.41	$1.30	$1.14
Adjusted for:
Share-based compensation	0.07	0.06	0.21	0.17
Restructuring costs	NM	0.03	0.08	0.03
Transaction costs	NM	—	NM	0.01
Legal contingency settlement	—	—	(0.02)	—
Other charges and expenses	0.01	0.01	0.03	0.04
Amortization of intangibles	0.03	0.03	0.09	0.10
Income tax benefit related to adjustments	(0.03)	(0.04)	(0.11)	(0.11)
Non-GAAP Adjusted Diluted Earnings per Share	$0.61	$0.51	$1.58	$1.39

NM—Amount is not meaningful
The table above may contain slight summation differences due to rounding

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net income	$17,297	$14,832	$43,436	$42,016

Adjusted for:
Interest expense	3,200	2,801	8,997	7,643
Income tax provision	7,328	6,619	17,882	18,174
Depreciation and amortization	3,382	3,472	9,981	9,511
EBITDA	31,207	27,724	80,296	77,344
Share-based compensation (a)	2,312	2,274	6,857	6,217
Restructuring costs (b)	27	1,145	2,738	1,145
Transaction costs (c)	50	13	86	411
Legal contingency settlement (d)	—	—	(570)	—
Other charges and expenses (e)	276	535	931	1,556
Adjusted EBITDA	$33,872	$31,691	$90,338	$86,673

(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of assets and, legal and professional fees related to the execution of restructuring plans.

(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions.
(d) Represents a gain contingency related to a legal settlement.
(e) Represents primarily loss on disposal of fixed assets.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Net Income Margin	10.1%	8.6%	8.8%	8.6%
Adjusted for:
Interest expense	1.9%	1.6%	1.8%	1.6%
Income tax provision	4.3%	3.8%	3.6%	3.7%
Depreciation and amortization	2.0%	2.0%	2.0%	2.0%
EBITDA Margin	18.1%	16.1%	16.3%	15.9%
Share-based compensation	1.3%	1.3%	1.4%	1.3%
Restructuring costs	—%	0.7%	0.6%	0.2%
Transaction costs	—%	—%	—%	0.1%
Legal contingency settlement	—%	—%	(0.1)%	—%
Other charges and expenses	0.2%	0.3%	0.2%	0.3%
Adjusted EBITDA Margin	19.7%	18.4%	18.3%	17.8%

The table above may contain slight summation differences due to rounding

Reconciliation of Net Income to Net Free Cash Generated

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2024	2023	2024	2023
	(Unaudited)		(Unaudited)

Net income for the period	$17,297	$14,832	$43,436	$42,016

Depreciation and amortization	3,382	3,472	9,981	9,511
Share-based compensation	2,312	2,274	6,857	6,217
Provision for credit losses	1,665	1,830	5,036	3,770
Cash used in investing activities	(7,709)	(3,160)	(27,859)	(13,188)
Term loan pay downs	—	(1,641)	(3,281)	(3,828)

Net free cash generated during the period	$16,947	$17,607	$34,170	$44,498